Exhibit 10.8

NEW PLAN EXCEL REALTY TRUST, INC.

2003 STOCK INCENTIVE PLAN

FORM OF AMENDMENT TO STOCK OPTION AWARDS

As set forth below, New Plan Excel Realty Trust, Inc., a Maryland corporation (the “Company”), hereby amends each of your outstanding options to purchase shares of its common stock, $.01 par value (the “Stock”), to increase the number of shares of Stock remaining subject to each option and to decrease the exercise price per share of Stock (the “Adjustment”).  This amendment is effective September 27, 2005 (the “Effective Date”), and applies only to an optionee who has one or more outstanding Company options on September 27, 2005 (each such outstanding option, an “Eligible Option”).

Your Outstanding Options

The Company’s records show that you have the following outstanding option awards as of the Effective Date of this amendment:

Table 1:  Eligible Options

Grant	Plan Under Which Granted	Grant Date	Total Number of Shares Subject to Option (Net of Exercises)	Exercise Price Per Option Share
Grant 1
Grant 2
Grant 3
Grant 4

Adjustment to your Options

For each Eligible Option you have, the exercise price per share will be reduced by multiplying the original exercise price by a factor of [.X].  In addition, for each Eligible Option you have, the number of shares remaining subject to the options will be increased by multiplying the number of original shares remaining outstanding under the option as of the Effective Date by a factor of [Y].  [Any fractional share resulting under a grant has been eliminated, and the exercise price has been rounded up to the next penny, if necessary.]  Accordingly, as of the Effective Date the following adjustments are made to your Eligible Options:

Table 2:  Option Adjustments

Grant	Original Exercise Price Per Share	Exercise Price Per Share After Adjustment	Original Total Number of Shares Subject to Option (Net of Exercises)	Total Number of Shares Subject to the Option After Adjustment (Net of Exercises)
Grant 1
Grant 2
Grant 3
Grant 4

General Provisions

In determining to make the Adjustment set forth herein, the Company also determined to consolidate all of the stock plans under which options currently are outstanding to employees and directors into one plan, namely, the New Plan Excel Realty Trust, Inc. 2003 Stock Incentive Plan, as amended and restated (the “2003 Plan”).  Accordingly, all outstanding options under any prior plan now are treated as having been awarded under the 2003 Plan.  In this regard, the prior plans are the New Plan Excel Realty Trust, Inc. Directors’ 1994 Stock Option Plan (the “1994 Plan”), the 1993 Stock Option Plan of New Plan Excel Realty Trust, Inc. (the “1993 Plan”) and the New Plan Realty Trust 1991 Stock Option Plan (the “1991 Plan”).

Notwithstanding the consolidation of the plans, however, your outstanding options, with the share and price adjustments set forth in this amendment, remain subject to the terms and conditions of your original stock option agreement for each grant.

Acknowledgement

By signing this cover sheet, you acknowledge as follow:

•                                          That each of your Eligible Options have been modified effective September 27, 2005 to cover, as applicable, the number of shares set forth in the column of Table 2 labeled “Total Number of Shares Subject to Option After Adjustment (Net of Exercises),” and to have an exercise price equal to the amount set forth in the column of Table 2 labeled “Exercise Price Per Share After Adjustment.”

•                                          That the option agreement for each Eligible Option is amended as set forth herein, and with respect to all other terms and conditions the option agreement remains in full force and effect.

Optionee:
(Signature)

Company:
(Signature)

Title:

This is not a stock certificate or a negotiable instrument.